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                                                                EXHIBIT 99-B

                    AGREEMENT AND APPLICATION FOR TRU*SERV
                VARIABLE DENOMINATION FLOATING RATE DEMAND NOTE
                               INVESTMENT PROGRAM


Please print or type all items except signature. Complete this application and mail in the enclosed self-addressed envelope.


================================================================================
ACCOUNT INFORMATION
================================================================================

Name 1
      ----------------------------------------------------------------------
      FIRST           MIDDLE                  LAST        SSN OR TAX I.D. NO.

Name 2 (Joint Tenancy Partner 1)

      ----------------------------------------------------------------------
      FIRST           MIDDLE                  LAST        SSN OR TAX I.D. NO.

Registered Address
                   ---------------------------------------------------------
City, State, and Zip Code
                         ---------------------------------------------------
          Area Code
Telephone (       )
          ------------------------------------------------------------------

Name 3 (Joint Tenancy Partner 2)
                                --------------------------------------------
                                FIRST     MIDDLE     LAST  SSN OR TAX I.D. NO.

Name 4 (Joint Tenancy Partner 3)
                                ---------------------------------------------
                                FIRST    MIDDLE     LAST   SSN OR TAX I.D. NO.
================================================================================
PLEASE CHECK ONE AND COMPLETE THE REQUIRED INFORMATION:
================================================================================

/ / Cotter & Company Member/Investor - Member Number:       -
                                                     ------- -------
/ / Current Cotter & Company Investment Program - Investor Account
    Number:942----------
================================================================================
INITIAL INVESTMENT (By Check Only): $___________ ($250 minimum)
================================================================================
PLEASE ENTER ALL THE FOLLOWING INFORMATION BELOW:
W-9 INFORMATION MUST BE COMPLETED OR APPLICATION WILL NOT BE PROCESSED.

TYPE OF ACCOUNT: (SELECT ONE)

/ / Individual Ownership

/ / Joint Tenancy With Rights of Survivorship

/ / Tenancy of Custodian (Under the Uniform Gift to Minor Act)*

/ / Living Trust (A copy of the first & last page of Trust Agreement)

*A minor is the beneficial owner of the account. An adult Custodian manages the account until the minor comes of age as specified in the Uniform Gift to Minors Act in the applicable state of residence. Custodian's signature is required for all transactions.

================================================================================
SUBSEQUENT INVESTMENTS (Not less than $50)
================================================================================

By Wire Transfer       Subsequent Investments can be made by wire to:
                         The Northern Trust Company, Chicago, Illinois ABA # 071000152

                       After your initial investment, you will be assigned an account number. For subsequent investments, please provide this account number in your wire transfer instructions. The minimum amount for subsequent investments is $50.00

By Check               Investments can be mailed to:
                         Tru*Serv Investment Program
                         P.O. Box 75970
                         Chicago, Il 60675-5070

                       The minimum amount for subsequent investments is $50.00

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================================================================================
REDEMPTIONS (YOU MUST CHECK ONE OR BOTH)
================================================================================

[ ] By Bank Wire       If you want to make redemptions by wire transfer, please
    Transfer           complete the "Designated Bank" information below and
                       attach a voided blank check (minimum by wire transfer redemption of $2,500). You can wire funds to your designated bank account If you call The Northern Trust
                       Company before 2:00 p.m. EST, you will receive a wire transfer no later than the next business day.

[ ] By Check           The Northern Trust Company will mail you your free
                       supply of checks shortly after your account is opened
                       (minimum check redemption of $250).

Written Redemption: Subject to the terms of the Program as amended, you may also redeem any (but not less than $250 at a time) or all of your account by writing: Cotter & Company Investment Program, Investor Services Attn: Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933. All Signatures of registered owners are required. Checks will be sent only to your registered account address.

================================================================================
DESIGNATED BANK
================================================================================

If you elected "Bank Wire Transfer Redemption," you must complete this section and attach a voided blank check.


                                                                                                Checking [ ]
--------------------------------------    ----------------------------------------------------  Savings  [ ]
Name of Bank Account                      Bank Account Number

--------------------------------------    ----------------------------------------------------
Bank Name/Branch                          ABA Bank Routing Number (9-digit number)

----------------------------------------------------------------------------------------------
Bank Address


================================================================================
W-9 TAX INFORMATION
================================================================================

          [ ]              W-9 Information must be completed or application
                           will not be processed.  Unless the box is checked, I
                           am not subject to backup withholding because I have
X Box If Applicable        not been notified by the IRS that I am subject to
                           such withholding, or the IRS has notified me that I am no longer subject to backup withholding.

          [ ] I am subject to backup withholding under provisions of selection 340(a)(1)(c) of the Internal Revenue Code. The Social Security or Taxpayer ID number provided on this form is correct.

Instructions for Completing Payees Request for Taxpayers Identification
Certification: Under Federal tax law, you must provide your correct Social Security Number or other Taxpayer ID Number, a certification that the number provided is correct and a certification that you are not subject to backup withholding. Failure to furnish your correct Social Security or Taxpayer ID Number or to so certify will result in 31% of interest paid to your account being withheld and paid to the IRS. In addition, you may be subject to a penalty imposed by the IRS if you fail to provide your correct Social Security or Taxpayer ID Number or if you make an incorrect certification.

--------------------------------------------------------------------------------
I/We agree to all terms and conditions of the Cotter & Company TruServ Variable Denomination Floating Rate Demand Note Investment Program (the "Program") as set forth in the Prospectus. I/We acknowledge that I/we have received and reviewed the Prospectus and have reviewed and approved all schedules, including IRS W-9 Taxpayer Certification Form. I/We agree that Cotter & Company may amend the Program from time to time and that such amendments shall be binding upon me/us.

I/We agree that Cotter & Company may comply with any levies, garnishments and court orders at the sole and absolute discretion of Cotter & Company.

I/We jointly and severally hereby agree to defend, indemnify, reimburse, exonerate, save and hold harmless Cotter & Company and its agents for, from and against any and all losses, damages, claims, demands, and expenses including reasonable attorneys fees of any and every nature actually or allegedly arising in whole or in part out of the written information, tax identification number, certifications, notice or instructions provided by me/us or out of my/our bad faith, negligence, willful misconduct, strict liability of breach of this agreement/application.

I/We agree that this Agreement and Application may be terminated by Cotter & Company at any time upon Cotter & Company's written notice mailed to me/us at the address stated herein.

I/We understand that the Program is administered by The Northern Trust Company on behalf of Cotter & Company. The Northern Trust Company is not a co-principal of the Program and no investment dollars will be held by The Northern Trust Company. First Trust National Association is the acting indenture trustee of the Cotter & Company Investment Program pursuant to a written trust indenture between Cotter & Company and First Trust National Association.

Additional copies of the Prospectus are available upon request by writing to:
Cotter & Company Investment Program, Investor Services Attn: Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933.

This form is intended for the sole use of Investors in the Cotter & Company Investment Program. INCOMPLETE FORMS, MISSING SUPPORTING DOCUMENTATION FOR THE PURCHASE OF NOTE OR NOTES, WILL RESULT IN THE RETURN OF YOUR INVESTMENT.

Summary of Key Features of the Program include, (full Program provisions are detailed in the Prospectus):

- The Notes are registered under the Federal Securities Act of 1933

- It is not insured by the FDIC

- It is an obligation of Tru*Serv Corporation, and is not an obligation of any bank. The Notes will be subordinated in right of payment to senior notes, indebtedness to banking institutions, trade creditors and other indebtedness of the Company. The Notes are unsecured and rank equally and rateably with all other unsecured and subordinated indebtedness of the Company.

- It is administered by The Northern Trust Company

- It provides a quarterly statement of all activity

- It provides you a checkbook to write checks against, in the minimum amount of $250.00

                                 ARBITRATION

    This Program shall be enforced and interpreted under the laws of the State of Illinois. Any controversy or claims arising out of or relating to this Offer, or any breach thereof, including, without limitation, any claim that this Offer or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to arbitration before and in accordance with the rules of the American Arbitration Association unless another extra judicial dispute resolution process has been agreed to in writing by the parties. Judgment upon the award may be entered in any court having jurisdiction thereof. The location of the arbitration proceedings shall be at the American Arbitration Association office geographically or physically located closest to the Investor's domicile, unless otherwise agreed upon in writing by the parties.

By signing below, I/We certify that I/We have received the Prospectus and agree to be bound by its terms, and that (1) the information on this application, including Social Security or Tax Identification Number, is correct and complete and (2) I/We are not currently subject to IRS backup withholding unless the box on W-9 information has been checked.

APPLICATIONS WILL BE REJECTED IF THIS FORM IS NOT COMPLETE. ALL APPLICANTS SIGNATURES ARE REQUIRED.

PLEASE SIGN HERE
PRIMARY SIGNATURE                            DATE
                 --------------------------       ---------------------

CO-APPLICANT SIGNATURE
                       --------------------

CO-APPLICANT SIGNATURE                          DATE
                       -----------------------       ---------------------

CO-APPLICANT SIGNATURE
                       -----------------------  DATE
                                                     ---------------------
                                                                  11/95 NM